The Chase Manhattan Corporation
270 Park Avenue
New York, New York  10017-2070


                                  News Release



Investor Contact:  John Borden                   Press Contacts:  John Stefans
                   212-270-7318                                   212-270-7438
                                                                  Kathleen Baum
         For Immediate Release                                    212-270-5089


              Chase Stockholders Approve a Two-for-One Stock Split

      New York, May 19, 1998 -- The Chase Manhattan Corporation (NYSE:CMB) said today that its stockholders have approved a 2-for-1 split of Chase common stock.

      The record date for the split will be May 20, 1998, and the mail date for the additional shares issued as a result of the split will be June 12, 1998. The split will be reflected in trading beginning June 15, 1998.

      The split had been approved by Chase's Board of Directors on March 17, 1998, subject to stockholder approval, which was obtained today.

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